EXHIBIT 23

Board of Directors
Candies, Inc.
Purchase, New York


As independent certified public accountants, we have audited the financial statements of Michael Caruso and Co., Inc. for the three years ended December 31, 1997, 1996 and 1995, and hereby consent to the inclusion of our report dated November 10, 1998, in this Form 8-K/A of Candie's, Inc. and the incorporation of such report into Candie's, Inc.'s previously filed Registration Statement Nos. 33-62697 and 333-7659 on Form S-3, and No 333-27655 on Form S-8.


/s/ STONEFIELD JOSEPHSON, INC.

CERTIFIED PUBLIC ACCOUNTANTS


Santa Monica, California
November 10, 1998